Exhibit 31.03

CERTIFICATION

I, Michael Weiner, certify that:

1. I have reviewed this Amendment No. 1 to Form 10-Q on Form 10-Q/A of New Frontier Media, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 10, 2010
/s/ MICHAEL WEINER
Michael Weiner Chief Executive Officer (Principal Executive Officer)